Earnings Conference Call

2nd Quarter 2014

July 31, 2014

Leadership Presenting Today



Darrel Anderson
IDACORP President
& Chief Executive Officer



Steve Keen
IDACORP Senior Vice President,
Chief Financial Officer & Treasurer

Forward-Looking Statements

In addition to the historical information contained in this presentation, this presentation contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "continues," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) Idaho Power's rate design and the effect of regulatory decisions by state public utility commissions and federal regulators affecting Idaho Power's ability to recover costs and earn a return; (b) changes in customer growth rates, loss of significant customers, and related changes in loads; (c) the impacts of changes in economic conditions, including on customer demand; (d) unseasonable or severe weather conditions, wildfires, droughts, and other natural phenomena, which affect customer demand, hydroelectric generation levels, infrastructure repair costs, and fuel costs; (e) advancement of new technologies that reduce loads; (f) adoption of or changes in, and costs of compliance with, laws, regulations, and policies, including those relating to the environment, and the ability to obtain and comply with governmental authorizations; (g) variable hydrological conditions and over-appropriation of surface and groundwater and the impact on generation from hydroelectric facilities; (h) the ability to purchase fuel and power from suppliers on reasonable terms; (i) accidents, fires, explosions, and mechanical breakdowns that may occur while operating and maintaining an electric system, and disruptions and outages of generation and transmission systems or the western interconnected transmission system; (j) the ability to obtain debt and equity financing when necessary and on reasonable terms; (k) reductions in credit ratings and potential reduction in liquidity; (l) the ability to buy and sell power, transmission capacity, and fuel in the markets and the availability to enter into, and success or failure of, financial and physical commodity hedges; (m) changes in or implementation of mandatory reliability, security, and other requirements; (n) costs and operational challenges of integrating an increasing volume of mandated purchased intermittent power; (o) the magnitude of future benefit plan funding obligations; (p) the ability and willingness of the companies' boards of directors to continue to pay dividends, and contractual and regulatory restrictions on those dividends; (q) changes in tax laws and the availability of tax credits; (r) employee workforce factors, including potential unionization of all or part of the companies' workforce and the impacts of an aging workforce; (s) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the companies' from cyber attacks, terrorist incidents, or the threat of terrorist incidents, and acts of war; (t) unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, and (u) adoption of or changes in accounting policies, principles, or estimates.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A – "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Earnings Performance

IDACORP, Inc. Net Income and Earnings Per Share

(thousands except for per share amounts)

	Three Months Ended June 30		Six Months Ended June 30	
	2014	2013 (1)	2014	2013 (1)
Net Income	$ 44,540	$ 46,502	$ 71,944	$ 81,696
Weighted average shares outstanding – diluted	50,156	50,108	50,166	50,086
Earnings per diluted share	$ 0.89	$ 0.93	$ 1.43	$ 1.63

(1) IDACORP's 2013 results reflect the retrospective adoption of Accounting Standards Update No. 2014-01, which increased IDACORP's earnings by $1.0 million for the second quarter of 2013, and by $2.7 million for the first six months of 2013, as compared with what had been recorded for those periods under the previous method of accounting.

2nd Quarter 2013 to 2nd Quarter 2014

IDACORP, Inc. Net Income (millions)

Net Income – June 30, 2013 [1]		**$ 46.5**
Change in Idaho Power net income:		
Decreased sales volumes attributable to usage per customer, net of associated power supply costs and PCA mechanism impacts	(8.6)	
Increased sales volumes attributable to customer growth, net of associated power supply costs and PCA mechanism impacts	2.5	
Other changes in operating revenues and expenses, net	(4.3)	
Revenue sharing recorded in 2013 not recorded in 2014	2.8	
Decrease in Idaho Power operating income	(7.6)	
Changes in other non-operating income and expenses	2.4	
Decrease in income tax expense	2.9	
Total decrease in Idaho Power net income		(2.3)
Other changes (net of tax)		0.3
Net Income – June 30, 2014		**$ 44.5**

(1) IDACORP's 2013 results reflect the retrospective adoption of Accounting Standards Update No. 2014-01, which increased IDACORP's earnings by $1.0 million for the second quarter of 2013, as compared with what had been recorded for that period under the previous method of accounting.

Operating Cash Flows

(millions)

IDACORP	Six Months Ended June 30 2014	2013
Net Cash Provided by Operating Activities	$ 163.3	$ 114.2

Liquidity

(millions)

	As of June 30, 2014 IDACORP[(1)]	Idaho Power
Revolving Credit Facility – Expires October 2018	$ 125.0	$ 300.0
Commercial Paper Outstanding	(37.2)	–
Identified for Other Use[(2)]	–	(24.2)
Total	$ 87.8	$ 275.8

(1) Holding company only.

(2) Port of Morrow and American Falls Bonds that Idaho Power could be required to purchase prior to maturity under the optional or mandatory purchase provisions of the bonds, if the remarketing agent for the bonds is unable to sell the bonds to third parties.

Key Financial & Operating Metrics and 2014 Earnings Guidance

(millions except for per share amounts)

	2014 Estimates	
	Current [1]	Previous [2]
Idaho Power Operations & Maintenance Expense	No Change	\$ 335 – \$ 345
Idaho Power Additional Amortization of ADITC	\$0	Less than \$5
Idaho Power Capital Expenditures excluding AFUDC	No Change	\$ 280 - \$ 295
Idaho Power Hydroelectric Generation (MWhs) [3]	5.5 – 6.5	5.5 – 7.5
2014 IDACORP Earnings Per Diluted Share Guidance [4]	\$ 3.50 – \$ 3.65	\$ 3.40 – \$ 3.55

(1) As of July 31, 2014.

(2) As of May 1, 2014 the date of filing IDACORP's and Idaho Power's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

(3) Based on reservoir storage levels and forecasted weather conditions as of July 31, 2014.

(4) The 2014 guidance incorporates all of the key financial and operating assumptions listed above.

ADITC Settlement 2012-2014



Sharing Percentage
100%
75%
50%
25%
Earnings
Deadband
Customer Benefit
Company Benefit
9.50%
10.00%
10.50%
Return On Year-End Equity In Idaho Jurisdiction
Ability to use additional ADITC's of up to $45 million in 2014 (1)
$45M

(1) At July 31, 2014, the company does not expect to use additional ADITC's in 2014

ADITC—Accumulated Deferred Investment Tax Credits

EPA Rules


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Section 111(d) Plans

Section 111, 42 U.S.C. §7411, of the Clean Air Act requires EPA to develop regulations for categories of sources which cause or significantly contribute to air pollution which may endanger public health or welfare.

Such regulations apply to each new source within a category without regard to source location or existing air quality. Section 111(d) of the Act requires states to develop plans for *existing* sources of noncriteria pollutants (i.e., a pollutant for which there is no national ambient air quality standard) whenever EPA promulgates a standard for a new source. These are called Section 111(d) plans and are subject to EPA review and approval.

Examples of source categories subject to 111(d) are *existing* municipal solid waste landfills, municipal waste combustors, sulfuric acid plants, primary aluminum reduction plants, and the phosphate fertilizer manufacturing facilities.

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Continued Economic Progress

BUSINESS NEWS

June 2014

Idaho Small Business Friendliness

"Creating a business climate that is welcoming to small, dynamic businesses is more important than ever, and Idaho had a strong showing across the board, winning accolades from small businesses in every category that we asked about."

— Jon Lieber, Chief Economist of Thumbtack

Idaho News

10 States with the Fastest Job Growth

Like other mountain states that benefit from the high-tech and energy sectors, Idaho will continue to thrive. Thanks to stronger construction, manufacturing and information tech industries, plus brisk hiring in education and health services, Gem Staters will see the pace of new hiring climb significantly this year, though unemployment is likely to creep higher as well.

— Kiplinger
June 2014

Boise News

July 2014

Stakeholders Break Ground on Boise City Plaza



"The notion persisted that Boise could be a destination for conventions. This project is sure to draw more than a few 'Eureka!' moments."

— Greater Boise Auditorium District Chair Jim Walker

Fall Outlook

August Through October 2014

Temperature



EC
A
B
EC
EC
A

- 33% to 40% Chance of Above Normal Temperature
- 40% to 50% Chance of Above Normal Temperature
- 50% or Greater for Above Normal Temperature
- 33% to 40% Chance of Below Normal Temperature
- 40% Chance of Below Normal Temperature

Precipitation



EC
EC
A
EC
B

- 33% to 40% Chance of Below Normal Precipitation
- 40% to 50% Chance of Below Normal Precipitation
- 50% or Greater for Below Normal Precipitation
- 33% to 40% Chance of Above Normal Precipitation
- 40% Chance of Above Normal Precipitation

EC Means Equal Chances for Above, Normal or Below **A** Means Above **B** Means Below

Source: NOAA, National Oceanic Atmospheric Administration, U.S. Dept of Commerce, July 2014

Questions?

Contact Information

Investors & Analysts

Lawrence F. Spencer
Director of Investor Relations
(208) 388-2664
LSpencer@idacorpinc.com

Media

Stephanie McCurdy
Corporate Communications
(208) 388-6973
SMcCurdy@idahopower.com